November 9, 2026 Life360 Reports Q3 2026 Results Record third quarter global net Paying Circle additions of 188 thousand, reaching 3.4 million Monthly Active User additions of 5.3 million, reaching 107.7 million Total revenue grew 40% year-over-year to $174.1 million SAN FRANCISCO, California. Life360, Inc. (Life360 or the Company) (NASDAQ: LIF, ASX: 360), the provider of the market-leading family connection and safety mobile application, today announced unaudited financial results for the third quarter (Q3'26) ended September 30, 2026. Life360 delivered strong quarterly results, with its highest-ever net Paying Circle additions for a third quarter, and international Monthly Active Users (MAU) crossing over the 50 million mark. “Life360 continues to demonstrate its invaluable place in everyday family life and translate that into meaningful value for our shareholders. Our impressive third quarter operating and financial results are a direct reflection of the trust families place in us to keep them connected and safe,” said Life360 Chief Executive Officer Lauren Antonoff. “We saw healthy MAU growth in Q3, with 5.3 million net new active members bringing us to 107.7 million MAU globally, and we added a third-quarter record of 188,000 net new Paying Circles. Our subscription engine continues to get even stronger, and early results from our U.S. price changes are encouraging. In advertising, we’re building the foundation for a much larger business, with growing proof points from leading brands providing positive signals for 2027. Meanwhile, as consumers adopt personal AI assistants, we’re making Life360’s family intelligence available to third-party AI agents to simplify everyday coordination through the tools families already use. Members decide whether to share their Circle’s information with an agent. We believe AI agents are a meaningful opportunity to increase the value we deliver.” "As foreshadowed in our Q2’26 results, Q3’26 delivered revenue growth acceleration, along with moderating operating expense growth following a period of investment in the first half," said Chief Financial Officer Russell Burke. "Quarterly revenue grew 40% year-over-year to $174.1 million. Looking ahead to Q4’26, we expect continued revenue momentum underpinned by recent subscription price increases and the seasonal uplift in advertising, combined with cost efficiency and seasonally lower growth media spend. We expect strengthening operating leverage as we continue to balance growth investment with our commitment to margin expansion. "We ended Q3’26 with $465.0 million in cash, cash equivalents, restricted cash, and short-term investments, and we generated operating cash flows of $27.2 million, up 3% year-over-year. Following the announcement of our share repurchase program in May 2026, we have repurchased shares of common stock for an aggregate purchase consideration of $44.4 million, leaving approximately $180.6 million available for future repurchases under the program. This is in line with our commitment to return value to our shareholders and reflects the same disciplined approach we outlined when the Board authorized the program. We plan to offset dilution measured by stock-based compensation expense on a rolling 12 month basis from the launch of the program. We will remain opportunistic and retain the flexibility to adjust the pace and timing to market conditions.” Q3'26 Financial Highlights • Total Q3'26 revenue of $174.1 million, a YoY increase of 40%, with total subscription revenue of $124.2 million, up 29% YoY and core subscription revenue1 of $119.9 million, up 32% YoY. • Advertising revenue of $25.4 million, up 250% YoY. • Annualized Monthly Revenue (AMR) of $578.0 million, up 29% YoY. • Net income of $22.5 million, up 130% YoY including a $17.5 million net gain on the fair value of investments. • Adjusted EBITDA2 of $34.6 million, an increase of 41% from $24.5 million in Q3'25. • Positive Operating Cash Flow of $27.2 million, up 3% YoY. • Quarter-end cash, cash equivalents, restricted cash and short-term investments of $465.0 million, an increase of $7.8 million from Q3'25, after investing in the Nativo acquisition and returning capital through share repurchases. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com 1

Q3'26 Operating Highlights

- Global MAU net additions of 5.3 million in Q3'26 lifted total MAU to approximately 107.7 million, up 17% YoY.
- Global Paying Circle net additions totaled 188 thousand. Total Paying Circles grew 26% YoY to 3.4 million.
- Average Revenue Per Paying Circle (ARPPC) increased 4% YoY primarily due to a shift in product mix toward higher-priced offerings and the early impact of U.S. price increases.

Key Performance Indicators

(in millions, except ARPPC, ARPPS, ASP, and percentages)	Q3 2026	Q2 2026	Q3 2025	% QoQ	% YoY
Core[3]					
Monthly Active Users (MAU)[4] - Global	107.7	102.4	91.6	5 %	17 %
U.S.	55.8	54.0	48.7	3 %	14 %
International	51.9	48.4	42.9	7 %	21 %
UK, ANZ, CA	14.2	13.2	11.4	7 %	24 %
Other International	37.7	35.2	31.5	7 %	20 %
Paying Circles[5] - Global	3.4	3.2	2.7	6 %	26 %
U.S.	2.4	2.3	1.9	5 %	24 %
International	1.0	1.0	0.8	8 %	31 %
UK, ANZ, CA	0.4	0.4	0.3	9 %	34 %
Other International	0.6	0.6	0.5	7 %	29 %
Average Revenue per Paying Circle (ARPPC)[6,7]	$ 143.56	$ 142.56	$ 137.63	1 %	4 %
Life360 Consolidated					
Subscriptions[8]	3.9	3.7	3.3	4 %	18 %
Average Revenue per Paying Subscription (ARPPS)[7,9]	$ 130.50	$ 128.38	$ 119.33	2 %	9 %
Net hardware units shipped[10]	0.6	0.7	0.9	(4)%	(32)%
Average Selling Price (ASP)[11,12]	$ 14.11	$ 14.70	$ 11.99	(4)%	18 %
Annualized Monthly Revenue (AMR)	$ 578.0	$ 537.2	$ 446.7	8 %	29 %

- Global MAU increased 17% YoY to approximately 107.7 million, with Q3'26 net additions of 5.3 million. U.S. MAU increased 14% YoY, with Q3'26 net adds of 1.8 million. United Kingdom ("UK"), Australia-New Zealand ("ANZ") and Canada ("CA") MAU increased 24% YoY, with Q3'26 net adds of 1.0 million, while other international MAU increased 20% YoY and saw net adds of 2.5 million.
- Q3'26 global Paying Circle net additions were 188 thousand, bringing total Paying Circles to approximately 3.4 million, up 26% YoY, driven by strong U.S. and international performance. U.S. Paying Circles increased 24% YoY driven by improved conversion metrics. UK, ANZ, and CA Paying Circles increased 34% YoY, with Q3'26 net adds of 35 thousand, while other international Paying Circles increased 29% YoY and saw net adds of 38 thousand.
- Q3'26 global ARPPC increased 4% YoY. U.S. ARPPC increased 4% YoY, primarily due to a shift in product mix toward higher-priced offerings and the early impact of U.S. price increases. Q3'26 international ARPPC increased 10% YoY, reflecting price increases across select international markets and a shift in product mix toward higher-priced offerings.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com
2

- Q3'26 Net hardware units shipped decreased 32% YoY to approximately 0.6 million units, primarily due to the strategic exit of our brick-and-mortar retail channel and a decrease in online retail sales. The ASP of hardware units shipped increased 18% YoY primarily due to changes in channel mix and lower discounts.
- September 2026 AMR increased 29% YoY, benefiting from continued subscriber growth as well as an increase in other recurring revenue.

Operating Results

Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
($ millions)		*(unaudited)*		
Subscription revenue	$ 124.2	$ 96.3	$ 348.0	$ 266.8
U.S. subscription revenue	*101.3*	*80.0*	*285.0*	*224.0*
International subscription revenue	*22.9*	*16.3*	*63.0*	*42.8*
Hardware revenue	9.0	11.3	23.3	32.5
Advertising revenue[13]	25.4	7.3	67.1	17.1
Other revenue	15.5	9.6	37.8	27.1
Total revenue	$ 174.1	$ 124.5	$ 476.2	$ 343.5

- Q3'26 total subscription revenue increased 29% YoY to $124.2 million, primarily driven by 26% growth in Paying Circles and a 4% uplift in ARPPC.[14]
- Q3'26 hardware revenue decreased 20% YoY to $9.0 million, primarily driven by a 32% decrease in net hardware units shipped due to the impact of the exit from brick-and-mortar retail.
- Q3'26 advertising revenue increased 250% YoY to $25.4 million, primarily driven by growth in managed advertising revenue[15] following the acquisition of Nativo.
- Q3'26 other revenue increased 61% YoY to $15.5 million, primarily driven by higher partnership revenue, and higher data revenue due to increased data volumes from user growth.

Core Subscription Revenue

- Core subscription revenue represents GAAP subscription revenue from the Life360 mobile application and excludes subscription revenue from non-core offerings, including hardware-related subscriptions, for the reported period. Core subscription revenue represents revenue derived from, and the overall success of, our core product offering. Q3'26 core subscription revenue increased 32% YoY primarily driven by a 26% YoY increase in Paying Circles and a 4% higher ARPPC.[14]

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
($ millions)		*(unaudited)*		
Subscription revenue	$ 124.2	$ 96.3	$ 348.0	$ 266.8
Non-Core subscription revenue	(4.3)	(5.6)	(13.5)	(17.0)
Core subscription revenue[16]	$ 119.9	$ 90.7	$ 334.5	$ 249.8

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.
Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com
3

Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
($ millions, except percentages)		*(unaudited)*		
Gross Profit	$ 134.0	$ 97.1	$ 371.5	$ 271.2
Gross Margin	*77 %*	*78 %*	*78 %*	*79 %*
Gross Margin (Subscription Only)	*87 %*	*85 %*	*87 %*	*86 %*

- Q3'26 gross margin decreased to 77% from 78% in the prior year, primarily due to lower advertising gross margin driven by a shift in margin mix following the expansion of our advertising platform through the Nativo acquisition. This was partially offset by improved subscription gross margin from a shift toward higher-priced offerings.

Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
($ millions)		*(unaudited)*		
Research and development	$ 40.6	$ 32.4	$ 127.3	$ 95.1
Sales and marketing	59.3	39.0	168.7	113.2
General and administrative	26.1	20.0	75.7	53.0
Total operating expenses	**$ 126.0**	**$ 91.4**	**$ 371.6**	**$ 261.3**
Total operating expenses as % of revenue	*72 %*	*73 %*	*78 %*	*76 %*

- Q3'26 operating expenses increased 38% YoY, primarily reflecting higher personnel-related costs due to Company growth and the acquisition of Nativo, as well as higher app store commissions and growth media spend. Operating expenses as a percentage of revenue decreased to 72% from 73% in Q3'25 and from 80% in Q2'26 as we continue to drive operating leverage.
- Q3'26 research and development costs increased 25% YoY, primarily driven by higher personnel-related and technology costs due to Company growth and the acquisition of Nativo.
- Q3'26 sales and marketing costs increased 52% YoY, primarily due to higher personnel costs and intangible asset amortization from the Nativo acquisition, along with higher app store commissions tied to subscription revenue growth, and increased growth media costs due to the planned timing of spend to support strategic initiatives.
- Q3'26 general and administrative expenses increased 30% YoY, primarily due to Company growth, including higher personnel-related costs and increased travel and entertainment expenses.

Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
($ millions)		*(unaudited)*		
Net cash provided by operating activities	$ 27.2	$ 26.4	$ 68.2	$ 51.8
Net cash provided by (used in) investing activities	65.7	(1.8)	(190.6)	(33.9)
Net cash provided by (used in) financing activities	(26.8)	(1.6)	(37.6)	278.9
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	66.1	23.0	(160.0)	296.8
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 335.8**	**$ 457.2**	**$ 335.8**	**$ 457.2**

- During Q3'26, 666,336 treasury shares were repurchased for an aggregate amount of $31.2 million in accordance with the approved multi-year $225.0 million share repurchase program. $180.6 million remains available under the authorization.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com

4

- Cash, cash equivalents, and restricted cash increased $66.1 million from Q2'26, primarily due to proceeds from sales and maturities of short-term investments and net cash provided by operating activities, partially offset by treasury stock repurchases.
- Q3'26 net cash provided by operating activities of $27.2 million was lower than Adjusted EBITDA of $34.6 million primarily due to the timing of receipts and payables. See the Adjusted EBITDA section below for the definition and reconciliation of Adjusted EBITDA.
- Q3'26 cash, cash equivalents, and restricted cash decreased $121.4 million YoY. The decrease was primarily driven by $128.5 million in net purchases of short-term investments, $57.1 million of cash paid for acquisitions, net of cash acquired, primarily related to the acquisition of Nativo, and $44.4 million of share repurchases, partially offset by positive operating cash flows.

Adjusted EBITDA

To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Non-GAAP financial measures include adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income, excluding (i) gain on change in fair value of investments, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) interest income, (v) other expense, net, (vi) acquisition-related transaction and integration costs, (vii) stock-based compensation, (viii) channel restructuring costs, (ix) workplace restructuring costs, and (x) warehouse relocation costs. These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

The following table presents a reconciliation of Net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
($ thousands, except percentages)				
Net income	$ 22,490	$ 9,793	$ 30,330	$ 21,177
Net income margin	*13 %*	*8 %*	*6 %*	*6 %*
Add (deduct):				
Gain on change in fair value of investments[17]	(17,454)	(821)	(12,727)	(2,090)
Provision for (benefit from) income taxes	5,964	427	(9,697)	(179)
Depreciation and amortization[18]	6,139	3,928	17,194	9,859
Interest income	(4,136)	(4,710)	(12,134)	(9,039)
Other expense, net	1,107	1,002	4,064	3
Acquisition-related transaction and integration costs[19]	349	—	1,932	1,050
Stock-based compensation	20,150	14,866	59,226	39,985
Channel restructuring costs[20]	—	—	1,779	—
Workplace restructuring costs[21]	—	—	1,655	—
Warehouse relocation costs[22]	—	—	1,199	—
Adjusted EBITDA	$ 34,609	$ 24,485	$ 82,821	$ 60,766
Adjusted EBITDA margin	*20 %*	*20 %*	*17 %*	*18 %*

- Q3'26 delivered Adjusted EBITDA of $34.6 million, up 41% from $24.5 million in Q3'25, driven by continued strong subscription and advertising revenue growth.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.
Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com
5

Earnings Guidance23 For FY’26, Life360 expects to deliver: • MAU growth of 17% to 20% (unchanged); • Consolidated revenue of $665 million to $681 million (YoY growth of 36% to 39%), increased from $650 million to $685 million, comprised of: ◦ Subscription revenue of $483 million to $488 million, increased from $475 million to $480 million; ◦ Hardware revenue of $35 million to $40 million, narrowed from $35 million to $45 million; ◦ Advertising revenue of $98 million to $102 million, narrowed from $98 million to $115 million; ◦ Other revenue of $49 million to $51 million, increased from $42 million to $45 million; • Adjusted EBITDA2 of $132 million to $138 million, narrowed from $130 million to $140 million previously, which represents a margin of approximately 20%. Investor Conference Call A conference call will be held today as follows: US PST: Monday 9 November 2026 at 2 p.m. US EST: Monday 9 November 2026 at 5 p.m. AEDT: Tuesday 10 November 2026 at 9 a.m. The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details U.S.: +1 669 444 9171 Australia: +61 2 8015 6011 Other countries: details Meeting ID: 959 8061 3430 A replay will be available after the call at https://investors.life360.com. Authorization Lauren Antonoff, Director and Chief Executive Officer of Life360, authorized this announcement being given to ASX. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and hardware tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 107.7 million monthly active users (MAU), as of September 30, 2026, across more than 180 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com 6

Contacts For U.S. investor inquiries: For U.S. media inquiries: investors@life360.com Lynnette Bruno press@life360.com For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au Forward-looking statements This announcement and the accompanying presentation, shareholder letter and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management, and include statements regarding among other things, Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue and consolidated revenue, ability to create new revenue streams, and margin expansion; the resiliency of Life360’s core subscription business; the ability of Life360 to adapt to and mitigate the impact of macroeconomic considerations including tariffs and trade barriers; its ability to deliver contextually relevant advertisements that enhance the user experience by leveraging its extensive first-party location data; Adjusted EBITDA, and operating cash flow; expectations regarding MAU and other member metrics; its capital position; future growth and market opportunities; plans to launch new features and products; the impact of pricing changes and product offering expansion in the U.S., UK, Australia, and New Zealand on future results of operations; its expectations of growth in its data business; its expectation of enhanced location capabilities of its hardware devices; the timing of new devices, and the potential for the next generation of hardware to drive a new wave of subscription growth; its share repurchases and the expected offset of dilution; its ability to successfully integrate and realize the anticipated benefits of its recent acquisitions; its AI-enabled “family intelligence” capabilities and assistant integrations; its advertising outlook including commentary regarding 2027; its partnership with Hubble; the outcome of pending litigation and arbitration proceedings; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. We caution you that the foregoing list may not contain all of the forward-looking statements made in this announcement, the accompanying presentation, shareholder letter or conference call. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about Life360’s industry, business and future financial results. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the year ended December 31, 2025, each filed with the SEC and lodged with the ASX, as such risks may be updated in subsequent filings. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com 7

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in U.S. $, in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Subscription revenue	$ 124,193	$ 96,300	$ 348,023	$ 266,756
Hardware revenue	8,996	11,312	23,328	32,485
Advertising revenue	25,448	7,271	67,075	17,142
Other revenue	15,500	9,614	37,793	27,119
Total revenue	174,137	124,497	476,219	343,502
Cost of subscription revenue	16,288	14,003	46,052	37,193
Cost of hardware revenue	10,682	11,700	24,867	30,491
Cost of advertising revenue	11,509	540	28,940	1,317
Cost of other revenue	1,667	1,119	4,904	3,316
Total cost of revenue	40,146	27,362	104,763	72,317
Gross profit	133,991	97,135	371,456	271,185
Operating expenses:				
Research and development	40,609	32,410	127,279	95,071
Sales and marketing	59,320	39,024	168,657	113,205
General and administrative	26,091	20,010	75,684	53,037
Total operating expenses	126,020	91,444	371,620	261,313
Income (loss) from operations	7,971	5,691	(164)	9,872
Other income (expense):				
Gain on change in fair value of investments	17,454	821	12,727	2,090
Interest income	4,136	4,710	12,134	9,039
Other expense, net	(1,107)	(1,002)	(4,064)	(3)
Total other income, net	20,483	4,529	20,797	11,126
Income before income taxes	28,454	10,220	20,633	20,998
Provision for (benefit from) income taxes	5,964	427	(9,697)	(179)
Net income	$ 22,490	$ 9,793	$ 30,330	$ 21,177
Net income per share, basic	$ 0.28	$ 0.13	$ 0.38	$ 0.28
Net income per share, diluted	$ 0.26	$ 0.11	$ 0.35	$ 0.25
Weighted-average shares used in computing net income per share, basic	81,401,722	77,736,272	80,851,019	76,752,859
Weighted-average shares used in computing net income per share, diluted	85,818,523	85,794,178	85,696,688	84,760,161
Comprehensive income				
Net income	$ 22,490	$ 9,793	$ 30,330	$ 21,177
Change in foreign currency translation adjustment	112	185	36	85
Unrealized loss on available-for-sale securities, net of tax	(23)	—	(82)	—
Total comprehensive income	$ 22,579	$ 9,978	$ 30,284	$ 21,262

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com

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Condensed Consolidated Balance Sheets (Dollars in U.S. $, in thousands) (unaudited) September 30, 2026 December 31, 2025 Assets Current Assets: Cash and cash equivalents $ 333,138 $ 494,261 Restricted cash, current 1,002 — Short-term investments 129,248 — Accounts receivable, net 108,300 80,715 Inventory 16,757 9,867 Costs capitalized to obtain contracts, net 1,135 1,211 Prepaid expenses and other current assets 22,789 20,050 Total current assets 612,369 606,104 Restricted cash, noncurrent 1,640 1,567 Property and equipment, net 2,665 3,019 Costs capitalized to obtain contracts, noncurrent 854 869 Investments 69,519 45,370 Prepaid expenses and other assets, noncurrent 6,087 3,110 Operating lease right-of-use asset 62 335 Intangible assets, net 75,676 38,277 Goodwill 173,609 134,619 Deferred tax assets, net 143,209 126,418 Total Assets $ 1,085,690 $ 959,688 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable $ 22,201 $ 8,411 Accrued expenses and other current liabilities 38,715 42,002 Deferred revenue, current 54,394 46,377 Total current liabilities 115,310 96,790 Convertible notes, net, noncurrent 312,019 310,386 Deferred revenue, noncurrent 10,949 4,330 Other liabilities, noncurrent 16,845 — Total Liabilities $ 455,123 $ 411,506 Stockholders’ Equity Common stock 83 79 Additional paid-in capital 783,464 686,921 Accumulated deficit (108,536) (138,866) Accumulated other comprehensive income 2 48 Treasury stock, at cost (44,446) — Total stockholders’ equity 630,567 548,182 Total Liabilities and Stockholders’ Equity $ 1,085,690 $ 959,688 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com 9

Condensed Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) (unaudited) Nine Months Ended September 30, 2026 2025 Cash Flows from Operating Activities: Net income $ 30,330 $ 21,177 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 17,194 9,859 Amortization of costs capitalized to obtain contracts 1,063 932 Amortization of operating lease right-of-use asset 273 259 Stock-based compensation expense, net of amounts capitalized 59,226 39,985 Non-cash interest expense, net 2,163 727 Gain on change in fair value of investments (12,727) (2,090) Non-cash revenue from investments (808) (905) Deferred income taxes (10,114) — Accretion of discount on short-term investments (2,265) — Loss on tariff refund monetization 1,329 — Provision for credit losses 24 825 Changes in operating assets and liabilities, net of acquisitions: Accounts receivable, net 3,446 (8,890) Prepaid expenses and other assets (2,495) (6,314) Inventory (6,890) (6,078) Costs capitalized to obtain contracts, net (970) (986) Accounts payable (5,625) 3,540 Accrued expenses and other current liabilities (9,962) (5,830) Deferred revenue 4,960 5,913 Other liabilities, noncurrent — (294) Net cash provided by operating activities 68,152 51,830 Cash Flows from Investing Activities: Cash paid for acquisitions, net of cash acquired (57,114) (2,825) Internally developed software (3,787) (4,538) Purchase of property and equipment (220) (1,565) Purchase of short-term investments (260,380) — Proceeds from sales and maturities of short-term investments 131,922 — Purchase of other strategic investments (1,000) — Convertible note investment — (25,000) Net cash used in investing activities (190,579) (33,928) Cash Flows from Financing Activities: Indemnity escrow payment in connection with the acquisition of Fantix, Inc. (675) — Proceeds from monetization of tariff refund claims 2,256 — Remittance of tariff refund claims (2,256) — Proceeds related to tax withholdings on restricted stock settlements and the exercise of stock options and warrants 48,397 50,770 Taxes paid related to net settlement of equity awards (40,897) (47,292) Purchase of treasury stock (44,446) — Proceeds from issuance of convertible senior notes — 320,000 Payments of debt issuance costs — (10,884) Purchase of capped calls — (33,728) Net cash provided by (used in) financing activities (37,621) 278,866 Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash (160,048) 296,768 Cash, Cash Equivalents, and Restricted Cash at the Beginning of the Period 495,828 160,459 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 335,780 $ 457,227 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com 10

Supplementary and Non-GAAP Financial Information We report our financial results in accordance with GAAP, however, management believes that certain non- GAAP financial measures, such as Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net income, and our other GAAP results. Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock- based compensation, depreciation and amortization, and non-recurring or infrequent expenses, such as workplace restructuring costs, warehouse relocation costs, channel restructuring costs, and acquisition- related transaction and integration costs. A reconciliation of GAAP financial information to Non-GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com 11

GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation24 Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 (in millions) Cost of subscription revenue, GAAP $ 16.3 $ 14.0 $ 46.1 $ 37.2 Less: Depreciation and amortization, GAAP (1.7) (1.7) (3.8) (3.3) Less: Stock-based compensation, GAAP (0.5) (0.5) (1.5) (1.3) Total cost of subscription revenue, Non-GAAP $ 14.1 $ 11.8 $ 40.8 $ 32.5 Cost of hardware revenue, GAAP $ 10.7 $ 11.7 $ 24.9 $ 30.5 Less: Depreciation and amortization, GAAP (1.0) (1.0) (3.2) (2.9) Less: Stock-based compensation, GAAP (0.4) (0.4) (1.0) (1.1) Plus: Other, GAAP — — 0.2 — Total cost of hardware revenue, Non-GAAP $ 9.3 $ 10.3 $ 20.9 $ 26.5 Cost of advertising revenue, GAAP $ 11.5 $ 0.5 $ 28.9 $ 1.3 Less: Depreciation and amortization, GAAP (0.6) (0.2) (1.6) (0.4) Less: Stock-based compensation, GAAP (0.2) — (0.4) — Total cost of advertising revenue, Non-GAAP $ 10.8 $ 0.3 $ 26.9 $ 0.9 Cost of other revenue, GAAP $ 1.7 $ 1.1 $ 4.9 $ 3.3 Less: Depreciation and amortization, GAAP — — (0.1) — Total cost of other revenue, Non-GAAP $ 1.7 $ 1.1 $ 4.8 $ 3.3 Cost of revenue, GAAP $ 40.1 $ 27.4 $ 104.8 $ 72.3 Less: Depreciation and amortization, GAAP (3.3) (2.9) (8.7) (6.6) Less: Stock-based compensation, GAAP (1.0) (0.9) (2.9) (2.4) Plus: Other, GAAP — — 0.2 — Total cost of revenue, Non-GAAP $ 35.8 $ 23.6 $ 93.3 $ 63.3 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com 12

GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation24 Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 (in millions) Research and development expense, GAAP $ 40.6 $ 32.4 $ 127.3 $ 95.1 Less: Stock-based compensation, GAAP (9.1) (7.3) (26.6) (20.8) Less: Other, GAAP (0.3) — (2.4) (0.7) Total Research and development, Non-GAAP $ 31.2 $ 25.1 $ 98.3 $ 73.5 Sales and marketing expense, GAAP $ 59.3 $ 39.0 $ 168.7 $ 113.2 Less: Depreciation and amortization, GAAP (2.8) (1.1) (8.4) (3.2) Less: Stock-based compensation, GAAP (3.1) (2.1) (8.5) (5.4) Less: Other, GAAP — — (1.0) — Total Sales and marketing expense, Non-GAAP $ 53.4 $ 35.9 $ 150.7 $ 104.6 General and administrative expense, GAAP $ 26.1 $ 20.0 $ 75.7 $ 53.0 Less: Stock-based compensation, GAAP (6.9) (4.7) (21.2) (11.4) Less: Other, GAAP — — (1.8) (0.3) Total General and administrative expense, Non- GAAP $ 19.2 $ 15.4 $ 52.7 $ 41.4 Total Operating expenses, GAAP $ 126.0 $ 91.4 $ 371.6 $ 261.3 Less: Depreciation and amortization, GAAP (2.8) (1.1) (8.5) (3.2) Less: Stock-based compensation, GAAP (19.1) (14.0) (56.3) (37.6) Less: Other, GAAP (0.3) — (5.3) (1.0) Total Operating expenses, Non-GAAP $ 103.7 $ 76.4 $ 301.6 $ 219.5 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com 13

Footnotes 1 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the “Core subscription revenue” section. 2 Adjusted EBITDA is a Non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income to Adjusted EBITDA, refer to the “Adjusted EBITDA” and “Supplementary and Non-GAAP Financial Information” sections. 3 Core metrics relate solely to the Life360 mobile application. 4 MAU is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup. 5 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period. 6 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period. 7 Excludes revenue related to bundled Life360 subscription and hardware offerings, which was immaterial and $(0.1) million for the three and nine months ended September 30, 2026, and $(0.1) million and $(0.8) million for the three and nine months ended September 30, 2025. 8 Subscriptions are defined as the number of paying subscribers associated with the Life360 and Tile brands who have been billed as of the end of the period. 9 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360 and Tile subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period. 10 Net hardware units shipped represent the number of hardware tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and direct consumers. 11 Excludes revenue related to bundled Life360 subscription and hardware offerings, which was immaterial and $0.1 million for the three and nine months ended September 30, 2026, and $0.1 million and $0.7 million for the three and nine months ended September 30, 2025. 12 To determine the ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period. 13 Advertising revenue was $13.9 million for the three months ended December 31, 2025. 14 Refer to the ‘Key Performance Indicators’ section for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented. 15 Managed advertising revenue represents revenue generated from direct sales of advertising inventory to advertisers and agencies where the Company provides campaign management and optimization services. Refer to the Q3 2026 10-Q for additional information regarding advertising revenue. 16 Beginning with the second quarter of 2024, the definition of Core subscription revenue was updated and calculated in accordance with GAAP. 17 Relates to the changes in fair value of the Convertible Note Investment and Related Party Investment. Refer to the Q3'26 10-Q for the definition and additional information on the Convertible Note Investment and Related Party Investment. 18 Includes depreciation on fixed assets and amortization of intangible assets. 19 Relates to costs incurred in connection with the acquisition of Nativo, Inc. and Fantix, Inc., including one-time bonus payments. 20 Relates to non-recurring costs incurred in connection with the strategic exit of the brick-and-mortar retail channel. 21 Relates to non-recurring workplace restructuring costs incurred in connection with the Company's transition to an AI- native organization. 22 Relates to non-recurring warehouse relocation costs associated with the move of certain hardware manufacturing operations. 23 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP Adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs and fair value adjustments. These items may be material to our results calculated in accordance with GAAP. 24 For the definitions of Non-GAAP cost of revenue and Non-GAAP operating expenses, refer to the "Supplementary and Non-GAAP Financial Information" section. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 2261 Market Street, Suite 82184 San Francisco, CA 94114 | investors.life360.com 14